Exhibit 99.1

Verisk Analytics, Inc., Postpones Third-Quarter 2012 Earnings Call to November 2, 2012, due to Severe Weather

JERSEY CITY, N.J., October 30, 2012 — Due to severe weather, Verisk Analytics, Inc. (Nasdaq:VRSK), has postponed the earnings call to discuss its third-quarter 2012 financial results from October 31, to Friday, November 2. Verisk’s third-quarter 2012 financial results were released at 4:15 p.m. today. Verisk Analytics is a leading source of information about risk.

Instead of the call scheduled for October 31 at 8:30 a.m. Eastern time (5:30 a.m. Pacific time), Verisk’s management team will host a live audio webcast on Friday, November 2, 2012, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time). All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 706-758-8912 for international participants.

A replay of the webcast will be available on the Verisk investor website for 30 days and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #41998930.

About Verisk Analytics

Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.